Exhibit 1

JOINT FILING AGREEMENT

Dated as of February 12, 2010

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, each of the undersigned hereby agrees to the joint filing on behalf of each of the undersigned of a Schedule 13D (including any and all amendments thereto) with respect to the shares of common stock, par value $0.01 per share, of Ruth’s Hospitality Group, Inc., a Delaware corporation, and that this Joint Filing Agreement may be included as an Exhibit to such joint filing.

This Joint Filing Agreement may be executed in any number of counterparts, all of which together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the undersigned hereby execute this Joint Filing Agreement as of the date first written above.

BRUCKMANN, ROSSER, SHERRILL & CO. III, L.P.

By: BRS GP III, L.P., as its General Partner

By: Bruckmann, Rosser, Sherrill & Co. III, L.L.C., as its General Partner

By:	/s/ Harold O. Rosser II
Name: Harold O. Rosser II
Title: Manager

BRS GP III, L.P.

By: Bruckmann, Rosser, Sherrill & Co. III, L.L.C., as its General Partner

By:	/s/ Harold O. Rosser II
Name: Harold O. Rosser II
Title: Manager

BRUCKMANN, ROSSER, SHERRILL & CO. III, L.L.C.

By:	/s/ Harold O. Rosser II
Name: Harold O. Rosser II
Title: Manager

BRS COINVESTOR III, L.P.

By: BRS COINVESTOR GP III, L.L.C., as its General Partner

By:	/s/ Harold O. Rosser II
Name: Harold O. Rosser II
Title: Manager

BRS COINVESTOR GP III, L.L.C.

By:	/s/ Harold O. Rosser II
Name: Harold O. Rosser II
Title: Manager

[Signature Page to Joint Filing Agreement]